EXHIBIT 5.1



              [Davis, Graham & Stubbs LLP Letterhead]



                         October 13, 1999



Integrated Spatial Information Solutions, Inc.
1597 Cole Boulevard
Golden, CO  80401


      Re:  Form S-2 Relating to Shares of Common Stock

Ladies and Gentlemen:

      We have acted as counsel for Integrated Spatial Information Solutions, Inc., a Delaware corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-2 (the "Registration Statement"), amending a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 200,000 shares of the Company's common stock, par value $.01 per share (the "Shares") offered for the account of certain stockholders of the Company.

      This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

      We have examined certain documents, corporate records and other instruments and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

      The following opinions are limited solely to the applicable federal law of the United States of America and the General Corporation Law of the State of Delaware. While we are not licensed to practice in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of Delaware as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The issuance and sale of the Shares, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Company.

      2. The Shares that have been issued as of the date hereof have been validly issued, fully paid and are non-assessable shares of capital stock of the Company.

      3. The Shares that have not been issued as of the date hereof will be, when and if issued, and upon payment therefore, validly issued, fully paid, and non-assessable shares of capital stock of the Company.

Integrated Spatial Information Solutions, Inc.
October 13, 1999
Page 2



      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Validity of Securities" in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 /s/ Davis, Graham & Stubbs LLP

                                 DAVIS, GRAHAM & STUBBS LLP